Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Independent Bank Corporation on Post-Effective Amendment No. 1 to Form S-1 of our report dated March 10, 2011 on the consolidated financial statements of Independent Bank Corporation, which report appears in the Annual Report on Form 10-K of Independent Bank Corporation for the year ended December 31, 2010 and to the reference to us under the heading “Experts” in the prospectus.
/s/ Crowe Horwath LLP
Crowe Horwath LLP
Grand Rapids, Michigan
May 17, 2011